 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (Date of Earliest Event Reported):  December 23, 2008

PROGINET CORPORATION

(Exact Name of Registrant as Specified in Charter)

DELAWARE	000-30151	11-3264929
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Garden City Plaza, Garden City, New York	11530
(Address of Principal Executive Offices)	(Zip Code)

(516) 535-3600

 (Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

	Written communications pursuant to Rule 425 under the Section Act (17 CFR 230.425)

	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

ITEM 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In a Form 8-K filed on November 24, 2008, Proginet Corporation (the “Company”) disclosed that Debra A. DiMaria, the Chief Financial Officer of the Company, notified the Company that she will resign from her position with the Company effective December 31, 2008.  The Company also disclosed that the Company anticipated entering into a separation agreement with Ms. DiMaria and that the Company and Ms. DiMaria intended to enter into a consulting relationship on terms to be agreed upon for continued services after December 31, 2008.

On December 23, 2008, the Company and Ms. DiMaria agreed on a continuing relationship and entered into an employment agreement (the “Employment Agreement”), the principal terms of which summarized below.

The Employment Agreement provides that Ms. DiMaria will continue to hold the position of Chief Financial Officer of the Company through December 31, 2009, which term will not be renewed unless agreed to in writing between the parties.  Ms. DiMaria will be compensated an annual base salary of $100,000 which shall be effective for the period January 1, 2009 to December 31, 2009.  In addition, Ms. DiMaria is also eligible for a discretionary annual bonus, discretionary stock option grants and certain retirement and health related benefits, such as 401(k) participation and Company matching, to the extent provided under Company policy.

In addition, Ms. DiMaria will receive additional compensation amounting to $54,954 representing four (4) months of Ms. DiMaria’s Fiscal 2008 annual base salary (“Additional Compensation”). Additional Compensation will be paid in semi-monthly installments according to the Company’s regular payroll practices during the term hereof through December 31, 2009.

The Company may terminate the employment relationship at any time with or without “Cause” (as defined in the Employment Agreement) and with or without a specified notice period, and Ms. DiMaria may terminate the employment relationship with or without Good Reason (as defined in the Employment Agreement), upon no less than 90 days written notice.

If Ms. DiMaria’s employment is terminated by the Company with Cause, or by Ms. DiMaria without Good Reason, Ms. DiMaria will be entitled, under most circumstances, only to the payment of her base salary to the date of termination and Additional Compensation to the date of termination.

If Ms. DiMaria’s employment is terminated by her with Good Reason or by the Company without Cause, subject to Ms. DiMaria’s execution and non-revocation of a general release and waiver in a form acceptable to the Company, she will be entitled to continued payment of her base salary and Additional Compensation through December 31, 2009 as if her employment relationship were not so terminated.

Additional severance provisions apply if Ms. DiMaria’s employment is terminated by the Company as a result of her Disability (as defined in the Employment Agreement).

The Employment Agreement replaces Ms. DiMaria’s previous “management continuity agreement” pursuant to which Ms. DiMaria was entitled to certain severance payments in connection with a change of control.

The foregoing description is not complete and is qualified in its entirety to the Employment Agreement, attached as Exhibit 10.1 to this Current Report on Form 8-K, and incorporated herein by this reference.

ITEM 9.01    Financial Statements and Exhibits.

(d)	Exhibits

	10.1	Employment Agreement

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Proginet Corporation
(Registrant)

Date:	December 23, 2008	By:	/s/ Sandison (Sandy) Weil
		Name:	Sandison (Sandy) Weil
		Title:	President and Chief Executive Officer